EXHIBIT 10(c)



                      GOODWIN, PROCTER & HOAR
        A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                       COUNSELLORS AT LAW
                         EXCHANGE PLACE
                BOSTON, MASSACHUSETTS 02109-2881


                                         TELEPHONE (617) 570-1000
                                         TELECOPIER (617) 523-1231
                                         CABLE.GOODPROCT, BOSTON

                        January 19, 1996


USAA Investment Trust
USAA Building
9800 Fredericksburg Road
San Antonio, Texas  78288

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 22 (the "Amendment") to the Registration Statement (No. 2-91069) on Form N-1A of USAA Investment Trust (the "Registrant"), a Massachusetts business trust, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Growth and Tax Strategy Fund, Cornerstone Strategy Fund, Emerging Markets Fund, Gold Fund, International Fund, World Growth Fund, GNMA Trust, and Treasury Money Market Trust series of the Registrant, which opinion was filed with Post-Effective Amendment No. 21 to the Registration Statement, and to the reference in the Amendment to our opinion with respect to the legality of the shares of the Registrant representing interests in the Balanced Strategy Fund, Growth Strategy Fund and Income Strategy Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 20 to the Registration Statement.

     We also hereby consent to the reference to this firm in the Prospectuses under the heading "Legal Counsel" and in the Statement of Additional Information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                   Very truly yours,



                                   /s/Goodwin, Procter & Hoar
                                   GOODWIN, PROCTER & HOAR